PRESS RELEASE | August 8, 2024 | NASDAQ: PLL
PIEDMONT LITHIUM REPORTS Q2 2024 RESULTS
NAL Achieves Steady-State Production; Shipments Shift to Contract Customers
•NAL set quarterly records in Q2’24 for production (up 23% QoQ), lithium recovery (68%), and mill utilization (83%)
•NAL achieved steady-state production in June 2024; H2’24 production forecast supports Piedmont shipping guidance
•Piedmont revenue of $13.2 million on sales of approximately 14,000 dmt of spodumene concentrate in Q2’24
•Piedmont plans H2’24 customer shipments of approximately 96,500 dmt of spodumene concentrate
•$59.0 million in cash as of June 30, 2024; capital expenditures and investments to significantly decrease in H2’24
•Carolina Lithium mining permit received in Q2’24 from the state of North Carolina, renewing funding discussions
•U.S. lithium hydroxide production strategy consolidated to leverage capital and technical resources

Belmont, North Carolina, August 8, 2024 – Piedmont Lithium Inc. (“Piedmont,” the “Company,” “we,” “our,” or “us”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today reported its second quarter 2024 financial results.
Piedmont shipped approximately 14,000 dry metric tons (“dmt”) of spodumene concentrate (~5.5% Li2O) associated with long-term customer contracts in Q2’24. Realized price per ton was $945 in Q2’24 versus $865 in Q1’24. Included in the realized price per ton in Q1’24, and to a lesser extent in Q2’24, were downward provisional pricing adjustments associated with spot shipments originating in H2’23 and January 2024. The Company expects to ship approximately 96,500 dmt of spodumene concentrate in H2’24, resulting in total shipments of approximately 126,000 dmt in 2024, with potential quarterly variations due to shipping constraints and customer requirements. The majority of our H2’24 shipments are expected to be long-term customer shipments or spot shipments structured to minimize downside risk. The achievement of steady-state production at North American Lithium (“NAL”) supports the H2’24 shipment guidance.
NAL, North America’s largest operating spodumene mine, continued to achieve quarterly production records as the operation reached steady-state production in June 2024. NAL produced approximately 49,700 dmt of spodumene concentrate in Q2’24, up 23% from Q1’24. Lithium recovery and mill utilization achieved new quarterly highs of 68% and 83%, respectively. The crushed ore dome was commissioned in Q2’24 and steady-state production is expected to continue during H2’24. NAL is jointly owned by Piedmont (25%) and Sayona Mining Limited (“Sayona Mining”) (75%).
Following the receipt of our Carolina Lithium state mining permit in Q2’24, and in response to changing market conditions, we have consolidated our U.S. project development strategy to deploy capital and technical resources more efficiently and leverage the Company’s foundational North Carolina project. As part of our strategy, we plan to shift the proposed Tennessee Lithium conversion capacity to Carolina Lithium to include two lithium hydroxide trains constructed in a phased approach. The timing of the phased development will depend on several factors including prevailing market conditions. The bulk of previously completed front-end engineering work for the Tennessee Lithium facility will be transferred to Carolina Lithium. The Company currently has an air permit application under review with North Carolina’s Division of Air Quality that will allow for up to 60,000 tons per year of lithium hydroxide production.
For our Ewoyaa Lithium Project (“Ewoyaa”) in Ghana, Piedmont has mandated a financial advisor to help secure the Company’s share of construction capital. We are considering several funding alternatives with a preference toward securing funding via an offtake-partnering process using a portion of our life-of-mine rights to 50% of Ewoyaa’s spodumene concentrate production. We are working to complete this process in advance of the start of Ewoyaa’s construction, which remains subject to receipt of government and regulatory approvals as well as the prevailing market conditions at the time those approvals are achieved.

“NAL continues to demonstrate its potential as an excellent asset, achieving steady-state production and exhibiting future promise with new, high-grade drill results and the completion of the crushed ore dome. In H2’24, we expect to sell the majority of our 2024 NAL offtake, prioritizing contract customers and structuring spot shipments to limit our downside exposure. Capital allocations and investments in affiliates are anticipated to be modest given the completion of the NAL ramp-up and expected timing of Ewoyaa development,” said Keith Phillips, President and CEO of Piedmont Lithium.
“Given the prevailing market realities, we have taken steps to help ensure our long-term competitive position and the preservation of the upside of our assets. These steps include the decision to consolidate our U.S. lithium hydroxide development strategy by moving our planned Tennessee Lithium conversion capacity to Carolina Lithium. The receipt of the mining permit in Q2 has made Carolina Lithium the focus of our U.S. development and allowed us to actively engage with potential strategic partners interested in a project-level investment. These conversations, as well as those related to the Ewoyaa offtake-partnering process, have been positive, and we look forward to their continuation,” said Phillips. “However, we are progressing our development of Carolina Lithium on a conservative timeline, monitoring dynamic market conditions, and focusing on strategic partnerships and our funding strategy.”
Phillips continued, “While lithium prices have remained depressed, we are encouraged by the growth across the electrification sector and the long-term potential of the lithium market. The world continues to move toward electrification, which will require exponentially more lithium than is produced today in the U.S. and globally. Piedmont is well positioned with active production offtake, an effective cost management plan, and a prudent project development and funding strategy, all in alignment with the goal of maintaining long-term shareholder value.”
Second Quarter 2024 Financial Highlights
All references to dry metric tons (“dmt”) in this release relate to spodumene concentrate.

	Units	Q2’24	Q1’24	Q2’23
Sales
Concentrate shipped	dmt thousands	14.0	15.5	—
Revenue	$ millions	13.2	13.4	—
Realized price(1)	$/dmt	945	865	—
Li2O content(2)%		5.5	5.5	—
Realized cost of sales(3)	$/dmt	900	820	—

Profitability
Gross profit	$ millions	0.6	0.7	—
Gross profit margin	%	4.7	5.2	—
Net loss	$ millions	(13.3)	(23.6)	(10.6)
Diluted EPS	$	(0.69)	(1.22)	(0.55)
Adjusted net loss(4)	$ millions	(12.7)	(11.9)	(14.3)
Adjusted diluted EPS(4)	$	(0.65)	(0.61)	(0.75)
Adjusted EBITDA(4)	$ millions	(13.2)	(12.4)	(14.8)

Cash
Cash and cash equivalents(5)	$ millions	59.0	71.4	88.7
___________________________________________________________
(1) Realized price is the average estimated price, net of certain distribution and other fees, which includes reference pricing data up to the respective period end and is subject to final adjustment. The final adjusted price may be higher or lower than the estimated average realized price based on future price movements.
(2) Weighted average Li2O content for shipments made during the respective period.
(3) Realized cost of sales is the average cost of sales including Piedmont’s offtake pricing agreement with Sayona Quebec Inc. (“Sayona Quebec”) for the purchase of spodumene concentrate at a market price subject to a floor of $500 per dmt and a ceiling of $900 per dmt, adjustments for product grade, freight, and insurance.
(4) See non-GAAP Financial Measures at the end of this release for a reconciliation of non-GAAP measures.
(5) Cash and cash equivalents are reported as of the end of the period.

Second Quarter and Recent Business Highlights
Piedmont Lithium
•Shipped approximately 14,000 dmt (~5.5% Li2O) of spodumene concentrate from NAL to customers in Q2’24.
•In July 2024, Piedmont streamlined its U.S. lithium hydroxide production plans in favor of deploying capital and technical resources more efficiently by shifting our proposed Tennessee Lithium conversion capacity to Carolina Lithium. We plan to leverage the North Carolina project by adding a second lithium hydroxide production train as part of a phased development approach on a measured timeline subject to market conditions.
North American Lithium (Quebec, Canada)
•In Q2’24, NAL achieved record quarterly production of approximately 49,700 dmt and shipped approximately 27,700 dmt, of which approximately 14,000 dmt were sold to Piedmont.
•In Q2’24, production at NAL increased nearly 23% compared to the prior quarter, recovery rates improved to 68%, and mill utilization increased to 83%, up 10% from the previous quarter. Commissioning of the crushed ore dome was completed, and operations are expected to produce at steady-state for the remainder of 2024.
•In Q2’24, high-grade drill results from the 2023-2024 drill program at NAL demonstrated the potential for a significant upgrade to the mineral resource estimate. Assays identified multiple new, high-grade lithium zones beyond the planned pit shell model, with intercepts at thicker and higher grades than previously encountered. Mineralization within the pit shell model showed continuity and consistency in grade and thickness.
•Concentrate produced and shipped by NAL and concentrate shipped by Piedmont:

	Share	Units	Q2’24	Q1’24	Q2’23
Piedmont Lithium
Concentrate shipped	100%	dmt thousands	14.0	15.5	—

North American Lithium
Concentrate produced	100%(1)	dmt thousands	49.7	40.4	29.6
Concentrate shipped	100%(2)	dmt thousands	27.7	58.0	—
___________________________________________________________
(1) Concentrate produced represents 100% of NAL’s production.
(2) Concentrate shipped represents 100% of NAL’s shipments, inclusive of shipments to Piedmont.
Note: The table above reports quarterly and year-to-date information in accordance with Piedmont’s fiscal year reporting, which is on a calendar-year basis. Concentrate produced and concentrate shipped (above) are reported in the periods in which activities actually occurred. For financial statement purposes, Piedmont reports income (loss) from its 25% ownership in Sayona Quebec, which includes NAL, on a one-quarter lag.
Carolina Lithium (North Carolina)
•Management is actively engaging in discussions with potential strategic partners who have expressed interest in project-level funding for Carolina Lithium. The goal of our partnership process is to advance the project through ongoing permitting and rezoning activities. The Carolina Lithium funding strategy also includes potential government financing options.
•In May 2024, we received the finalized mining permit for the construction, operation, and reclamation of Carolina Lithium, allowing us to renew discussions with potential funding parties.
•Piedmont is considering the timing of the local rezoning process, which is dependent upon the funding strategy, potential partnerships, project development plans, and market dynamics. Engagement continues with community stakeholders, including the Gaston County Board of Commissioners.

Ewoyaa Lithium Project (Ghana)
•In July 2024, the application to grant the Ewoyaa mining lease was submitted to the Ghanaian parliament to undergo the ratification process. In addition to parliamentary ratification, the project is subject to the receipt of a mine operating permit and approval by the Environmental Protection Agency of Ghana.
•In July 2024, Piedmont mandated a financial advisor to develop a funding strategy that includes an offtake-partner process to support our share of Ewoyaa construction capital and minimize dilution to Piedmont shareholders. Negotiations have advanced in Atlantic Lithium’s competitive offtake partnering process to secure funding for a portion of the joint venture’s annual production share.
Tennessee Lithium
•Piedmont has converted the proposed Tennessee Lithium project plans to a second lithium hydroxide train as part of a phased development for Carolina Lithium. The combined conversion facilities should allow Piedmont to significantly increase U.S. lithium hydroxide production capacity while deploying capital and technical resources more efficiently.
2024 Outlook

	Units	H1’24	Q3’24	Q4’24	Full Year 2024
Shipments(1)	dmt thousands	30	30 — 34	63 — 67	126
Capital expenditures	$ millions	9	2 — 3	1 — 2	12 — 14
Investments in and advances to affiliates	$ millions	23	5 — 7	5 — 6	33 — 36
___________________________________________________________
(1) Quarterly shipping targets are rounded to the nearest thousand tons and may not total to 126,000 dmt due to rounding.

NAL achieved full run-rate production in June 2024. Under our offtake agreement with Sayona Quebec, Piedmont has the right to purchase the greater of 50% of production or 113,000 dmt/year. Based on the production projection and per the Company’s offtake agreement, Piedmont expects to ship approximately 126,000 dmt of spodumene concentrate in 2024, with potential quarterly variations due to shipping constraints and customer requirements. A shipment totaling approximately 14,000 dmt was delayed from late Q2’24 to early Q3’24. As such, Piedmont is targeting approximately 96,500 dmt of spodumene concentrate shipments in H2’24; forecasted NAL production supports the shipping guidance. We are prioritizing contract customer shipments and structuring spot shipments to limit downside exposure.
We expect modest capital expenditures in H2’24, mainly related to Carolina Lithium. Investments in and advances to affiliates reflect cash contributions to Sayona Quebec and advances to Atlantic Lithium for the Ewoyaa project. With the restart capital program at NAL completed, and approvals at Ewoyaa ongoing, we expect advances to affiliates to substantially reduce in H2’24. Our outlook for forecasted capital expenditures and investments in and advances to affiliates is subject to market conditions.
Safety and Sustainability
In Q2’24, Piedmont released its 2023 Sustainability Report, summarizing our environmental, social, and governance (“ESG”) achievements as a development-stage company building a diverse, integrated portfolio of lithium projects. The report outlines the sustainable development of Piedmont’s planned, wholly owned lithium projects and the progress the Company has made in advancing its long-term ESG strategy.
During the quarter, Piedmont continued policy development and training to support the long-term objective of establishing a robust safety and health management system. Employee engagement in safety events remained strong and identification and reporting of hazards, unsafe acts, conditions, and safety observations, and near misses continued to improve.

Q2 2024 Piedmont Lithium Earnings Call

Date:	Thursday, August 8, 2024
Time:	8:30 a.m. Eastern Standard Time
Dial-in (Toll Free):	1 (800) 715-9871
Dial-in (Toll):	1 (646) 307-1963
Conference ID:	6860456
Participant URL:	https://events.q4inc.com/attendee/941918360
Piedmont’s earnings presentation and supporting material are available at:
https://piedmontlithium.com/investors-overview.
About Piedmont
Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

For further information, contact:

Erin Sanders
SVP, Corporate Communications &
Investor Relations
T: +1 704 575 2549
E: esanders@piedmontlithium.com

Cautionary Note to U.S. Investors
Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas NAL discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by NAL prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.
The statements in the link below were prepared by, and made by, NAL. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. NAL is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. NAL’s original announcements can be found here: https://www.asx.com.au/markets/company/sya
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, and production activities of Sayona Mining, Atlantic Lithium, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s, or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing, and operating mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental, and production activities, including risks relating to permitting, zoning, and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data, and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation, and regulatory actions, investigations, and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations, and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections, and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections, and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$13,227	$—	$26,628	$—
Costs of sales	12,601	—	25,311	—
Gross profit	626	—	1,317	—
Exploration costs	9	440	62	1,197
Selling, general and administrative expenses	9,330	11,987	19,204	20,608
Total operating expenses	9,339	12,427	19,266	21,805
Loss from equity method investments	(4,910)	(2,675)	(10,350)	(5,417)
Loss from operations	(13,623)	(15,102)	(28,299)	(27,222)
Interest income	653	1,165	1,480	1,928
Interest expense	(76)	(11)	(298)	(26)
Gain (loss) on sale of equity method investments	—	3,975	(13,886)	7,250
Other (loss) gain	(288)	(17)	965	(66)
Total other income (loss)	289	5,112	(11,739)	9,086
Loss before income taxes	(13,334)	(9,990)	(40,038)	(18,136)
Income tax (benefit) expense	(2)	649	(3,095)	1,142
Net loss	$(13,332)	$(10,639)	$(36,943)	$(19,278)

Basic and diluted:
Loss per share	$(0.69)	$(0.55)	$(1.91)	$(1.02)
Weighted-average shares outstanding	19,370	19,187	19,348	18,857

PIEDMONT LITHIUM INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts) (Unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$58,978	$71,730
Accounts receivable	13,320	595
Other current assets	11,395	3,829
Total current assets	83,693	76,154
Property, plant and mine development, net	134,270	127,086
Advances to affiliates	37,093	28,189
Other non-current assets	1,865	2,164
Equity method investments	82,719	147,662
Total assets	$339,640	$381,255

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$5,894	$11,580
Payables to affiliates	81	174
Current portion of long-term debt	642	149
Deferred revenue	24,347	—
Other current liabilities	5,053	29,463
Total current liabilities	36,017	41,366
Long-term debt, net of current portion	2,067	14
Operating lease liabilities, net of current portion	951	1,091
Other non-current liabilities	980	431
Deferred tax liabilities	—	6,023
Total liabilities	40,015	48,925

Stockholders’ equity:
Common stock; $0.0001 par value, 100,000 shares authorized; 19,371 and 19,272 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	467,808	462,899
Accumulated deficit	(163,787)	(126,844)
Accumulated other comprehensive loss	(4,398)	(3,727)
Total stockholders’ equity	299,625	332,330
Total liabilities and stockholders’ equity	$339,640	$381,255

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(36,943)	$(19,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	4,640	4,311
Loss from equity method investments	10,350	5,417
Loss (gain) on sale of equity method investments	13,886	(7,250)
Gain on equity securities	(1,594)	—
Deferred taxes	(6,246)	1,142
Depreciation and amortization	156	106
Noncash lease expense	532	96
Loss on sale of assets	656	—
Unrealized foreign currency translation (gains) losses	(36)	13
Changes in assets and liabilities:
Accounts receivable	(12,725)	—
Other assets	1,950	(2,019)
Operating lease liabilities	(472)	(80)
Accounts payable	(25)	(1,072)
Payables to affiliates	(93)	—
Deferred revenue	24,347	—
Accrued expenses and other liabilities	(27,164)	(1,072)
Net cash used in operating activities	(28,781)	(19,686)
Cash flows from investing activities:
Capital expenditures	(8,622)	(28,696)
Advances to affiliates	(8,226)	(4,742)
Proceeds from sale of marketable securities	45	—
Proceeds from sale of shares in equity method investments	49,103	—
Additions to equity method investments	(14,966)	(28,218)
Net cash provided by (used in) investing activities	17,334	(61,656)
Cash flows from financing activities:
Proceeds from issuances of common stock, net of issuance costs	—	71,084
Payments of long-term debt and insurance premiums financed	(651)	(239)
Payments to tax authorities for employee stock-based compensation	(654)	—
Net cash (used in) provided by financing activities	(1,305)	70,845
Net decrease in cash	(12,752)	(10,497)
Cash and cash equivalents at beginning of period	71,730	99,247
Cash and cash equivalents at end of period	$58,978	$88,750

Non-GAAP Financial Measures
The following information provides definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. The non-GAAP financial measures presented do not have any standard meaning prescribed by GAAP and may differ from similarly-titled measures used by other companies. We believe that these adjusted measures provide meaningful information to assist management, investors, and analysts in understanding our financial condition and the results of operations. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses.
The following are non-GAAP financial measures for Piedmont:
Adjusted net loss is defined as net loss, as calculated under GAAP, plus or minus the gain or loss from sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, severance and severance related costs, and certain other adjustments we believe are not reflective of our ongoing operations and performance. These items include asset impairment, acquisition costs and other fees, and shelf registration costs.
Adjusted diluted earnings per share (or adjusted diluted EPS) is defined as diluted EPS, as calculated under GAAP, before gain or loss on sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, severance and severance related costs, and certain other costs we believe are not reflective of our ongoing operations and performance.
EBITDA is defined as net income (loss) before interest expenses, income tax expense, and depreciation.
Adjusted EBITDA is defined as EBITDA plus or minus the gain or loss on sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, severance and severance related costs, and certain other adjustments we believe are not reflective of our ongoing operations and performance.
Below are reconciliations of non-GAAP financial measures on a consolidated basis for adjusted net loss, adjusted diluted EPS, EBITDA, and adjusted EBITDA.
Adjusted Net Loss and Adjusted Diluted EPS

	Three Months Ended
	June 30, 2024		March 31, 2024		June 30, 2023
(in thousands, except per share amounts)		Diluted EPS		Diluted EPS		Diluted EPS
Net loss	$(13,332)	$(0.69)	$(23,611)	$(1.22)	$(10,639)	$(0.55)
Loss (gain) on sale of equity method investments(1)	—	—	13,886	0.72	(3,975)	(0.20)
Loss on sale of assets	656	0.03	—	—	—	—
Gain on equity securities(2)	(210)	(0.01)	(1,384)	(0.07)	—	—
(Gain) loss from foreign currency exchange(3)	(158)	(0.01)	131	0.01	17	—
Severance and reorganization related costs(4)	314	0.02	1,780	0.09	—	—
Other costs(5)	81	—	431	0.02	224	0.01
Tax effect of adjustments(6)	(2)	—	(3,093)	(0.16)	55	—
Adjusted net loss	$(12,651)	$(0.65)	$(11,860)	$(0.61)	$(14,318)	$(0.75)
______________________________________________________
(1) Loss on sale of equity method investments in the three months ended March 31, 2024 represents the loss on sale of equity investments related to the sale of our entire holdings of Sayona Mining and partial sale of our holdings of Atlantic Lithium. Gain on sale of equity method investments in the three months ended June 30, 2023 represents a noncash gain on dilution recognized primarily due to Piedmont electing not to participate in Sayona Mining’s share issuances. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced.
(2)Gain on equity securities represents the realized and unrealized gain on our equity security holdings in Atlantic Lithium and Ricca Resources.

(3)Loss from foreign currency exchange relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(4)Severance and reorganization related costs related to our 2024 cost savings plan.
(5)Other costs include legal and transactional costs associated with the Department of Energy loan and grant initiatives, shelf registration costs, and costs related to certain significant strategic transactions.
(6) No income tax impacts have been given to any items that were recorded in jurisdictions with full valuation allowances.
EBITDA and Adjusted EBITDA

	Three Months Ended
(in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Net loss	$(13,332)	$(23,611)	$(10,639)
Interest income, net	(577)	(605)	(1,154)
Income tax (benefit) expense	(2)	(3,093)	649
Depreciation and amortization	75	81	61
EBITDA	(13,836)	(27,228)	(11,083)
Loss (gain) on sale of equity method investments(1)	—	13,886	(3,975)
Loss on sale of assets	656	—	—
Gain on equity securities(2)	(210)	(1,384)	—
(Gain) loss from foreign currency exchange(3)	(158)	131	17
Severance and reorganization related costs(4)	314	1,780	—
Other costs(5)	81	431	224
Adjusted EBITDA	$(13,153)	$(12,384)	$(14,817)
______________________________________________________
(1) Loss on sale of equity method investments in the three months ended March 31, 2024 represents the loss on sale of equity investments related to the sale of our entire holdings of Sayona Mining and partial sale of our holdings of Atlantic Lithium. Gain on sale of equity method investments in the three months ended June 30, 2023 represents a noncash gain on dilution recognized primarily due to Piedmont electing not to participate in Sayona Mining’s share issuances. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced.
(2)Gain on equity securities represents the realized and unrealized gain on our equity security holdings in Atlantic Lithium and Ricca Resources.
(3)(Gain) loss from foreign currency exchange relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(4)Severance and reorganization related costs related to our 2024 cost savings plan.
(5)Other costs include legal and transactional costs associated with the Department of Energy loan and grant initiatives, shelf registration costs, and costs related to certain significant strategic transactions.